SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

| |  Preliminary Proxy Statement        |_|  Confidential, For Use of the
                                             Commission Only (as permitted
|X|  Definitive Proxy Statement              by Rule 14a-6(e)(2))

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         INDIVIDUAL INVESTOR GROUP, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
          ________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
          ________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
          ________________________________________________________________

     (5) Total fee paid:
          ________________________________________________________________

     |_| Fee paid previously with preliminary materials:
          ________________________________________________________________

     |_| Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
          ________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
          ________________________________________________________________

     (3) Filing Party:
          ________________________________________________________________

     (4) Date Filed:
          ________________________________________________________________
-----------------------
     * Set forth the amount on which the filing fee is calculated and state how it was determined.

                         INDIVIDUAL INVESTOR GROUP, INC.

                                125 Broad Street

                                   14th Floor

                            New York, New York 10004

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held June 21, 2000

                              --------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Individual Investor Group, Inc. ("Company") will be held at the offices of counsel to the Company, Graubard Mollen & Miller, 600 Third Avenue, 32nd Floor, New York, New York, on Wednesday, June 21, 2000, at 10:00 a.m. local time, for the following purposes:

     1. To elect two directors of the Company for a term of three years and until their successors are elected and qualified;

     2. To approve the 2000 Performance Equity Plan; and

     3. To transact such other business as may properly come before the meeting, or any or all postponement(s) or adjournment(s) thereof.

     Only stockholders of record at the close of business on April 28, 2000, will be entitled to notice of, and to vote at, the meeting and any postponement(s) or adjournment(s) thereof.

     You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying Proxy Card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                       By Order of the Board of Directors

                                       Gregory E. Barton
                                       Secretary

New York, New York
May 17, 2000

                         INDIVIDUAL INVESTOR GROUP, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 21, 2000

     This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of Individual Investor Group, Inc. ("Company") to be used at the Annual Meeting of Stockholders of the Company to be held on June 21, 2000, and any postponements or adjournments thereof ("Annual Meeting"). The matters to be considered at the Annual Meeting are set forth in the attached Notice of Annual Meeting.

     The proxy will be voted (or withheld from voting) in accordance with any specifications made. Where no specifications are indicated, the proxies will vote "FOR" the nominees for directors as described below under Proposal 1, "FOR" the approval of the 2000 Performance Equity Plan (the "2000 Plan") as described below under Proposal 2, and, in the discretion of the proxy holders, on any other business properly coming before the meeting and any postponement(s) or adjournment(s) thereof. A proxy may be revoked by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised.

     The Company's executive offices are located at 125 Broad Street, 14th Floor, New York, New York 10004. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about May 17, 2000.

                                VOTING SECURITIES

     The Board of Directors has fixed the close of business on April 28, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all postponement(s) or adjournment(s) thereof. As of April 28, 2000, the Company had issued and outstanding 10,384,602 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his, her or its name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes").

     The election of the directors requires a plurality vote of those shares of Common Stock voted at the Annual Meeting with respect to the election of the directors. "Plurality" means that the individual who receives the largest number of votes cast "FOR" is elected as a director. Consequently, any shares of Common Stock not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor.

     The 2000 Plan must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting with respect to the amendment to the 2000 Plan are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote on the 2000 Plan (because of either shareholder withholding or broker non-vote) are not deemed "votes cast" with respect to such proposal and therefore will have no effect on such vote.

     All other matters to be voted on will be decided by the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares of Common Stock held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

     The following table sets forth certain information as of April 28, 2000, with respect to the Common Stock ownership of (i) those persons or groups known to beneficially own more than 5% of the Company's voting securities, (ii) each director and director-nominee of the Company, (iii) each current executive officer whose compensation exceeded $100,000 in the 1999 fiscal year, and (iv) all current directors and executive officers of the Company as a group.

                                   Amount and Nature of      Percent of Class
Name of Beneficial Owner          Beneficial Ownership(1)  of Voting Securities
------------------------          --------------------     --------------------

Jonathan L. Steinberg                   3,365,143(2)                30.4%
Wise Partners,  L.P.                    1,781,133(3)                17.2%
Saul P. Steinberg                       1,288,090(4)                12.4%
Telescan, Inc.                          1,147,431(5)                11.0%
American Financial
   Group, Inc.                            943,396(6)                 8.3%
Reliance Financial
   Services Corporation                   666,666(7)                 6.4%
Bruce L. Sokoloff                          66,000(8)                   *
Brette E. Popper                           62,500(9)                   *
Henry G. Clark                             60,667(10)                  *
Peter M. Ziemba                            40,000(11)                  *
Gregory E. Barton                          37,500(12)                  *
S. Christopher Meigher III                 20,000(13)                  *
David H. Allen                                -0-(14)                  *
E. Drake Mosier                               -0-(15)                  *
All directors and executive             3,651,811(16)               32.2%
   officers as a group (9 persons)
_______________________________________

*    Less than 1%.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the stockholders is based upon information furnished to the Company by such stockholders. Except as otherwise indicated, all of the shares of Common Stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2) Includes 1,781,133 shares of Common Stock owned by Wise Partners, L.P., of which Mr. Jonathan L. Steinberg is the general partner. (See Note 3.) Includes 680,000 shares of Common Stock issuable upon options exercisable within the next 60 days. The business address of Jonathan L. Steinberg is 125 Broad Street, 14th Floor, New York, New York 10004.

(3) Wise Partners, L.P., a New York limited partnership, of which Jonathan L. Steinberg is the general partner and Saul P. Steinberg is the limited partner. The business address of Wise Partners, L.P. is c/o Jonathan L. Steinberg, 125 Broad Street, 14th Floor, New York, New York 10004.

(4) Includes 666,666 shares of Common Stock owned by Reliance Insurance Company, an indirect wholly owned subsidiary of Reliance Group Holdings, Inc. ("Reliance Group"). (See Note 7.) Saul P. Steinberg is the Chairman of the Board of Reliance Group. Because of his position and his beneficial ownership of a significant percentage of the outstanding common stock of Reliance Group, Saul P. Steinberg may be deemed to control Reliance Group and to beneficially own the shares of Common Stock owned by Reliance Insurance Company. Saul P. Steinberg is the father of Jonathan Steinberg and brother-in-law of Bruce L. Sokoloff. Excludes shares of Common Stock owned by Wise Partners, L.P., of which Saul P. Steinberg is the limited partner. (See Note 3.) The business address of Saul P. Steinberg is Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055.

(5) The business address of Telescan, Inc. is 5959 Corporate Drive, Suite 2000, Houston, Texas 77036 (derived from a Schedule 13G filed with the Securities and Exchange Commission on 10/8/99).

(6) Represents 5,000 shares of 10% Series A Preferred Stock held by each of Great American Insurance Company and Great American Life Insurance Company which are convertible into a total of 943,396 shares of the Company's Common Stock. According to a jointly filed Schedule 13G filed with the Securities and Exchange Commission on February 10, 2000, American Financial Group, Inc. shares dispositive power over such shares with Carl H. Lindner, Carl H. Lindner, III, S. Craig Lindner and Keith E. Lindner. The business address of American Financial Group, Inc. is One East Fourth Street, Cincinnati, Ohio 45202.

(7) Includes 666,666 shares of Common Stock owned by Reliance Insurance Company. Reliance Financial Services Corporation is the direct parent company of Reliance Insurance Company. Reliance Insurance Company has sole voting power and sole investment power over the shares of Common Stock listed. (See Note 4.) The business address of Reliance Financial Services Corporation is Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055. The foregoing information was derived from Amendment No. 10 to
     Schedule 13D filed with the Securities and Exchange Commission on March 28, 2000.

(8) Includes 50,000 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 10,000 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(9) Includes 62,500 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 212,500 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(10) Includes 1,000 shares of Common Stock held by Mr. Clark's spouse and 57,667 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 62,333 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(11) Includes 40,000 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 10,000 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days.

(12) Includes 37,500 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 137,500 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(13) Includes 20,000 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 10,000 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(14) Does not include 175,000 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(15) Does not include 30,000 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(16) Includes 947,667 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 647,333 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days. Also includes 1,781,133 shares of Common Stock owned by Wise Partners, L.P. of which Jonathan L. Steinberg is the general partner.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each of which serves for a term of three years, with only one class of directors being elected in each year. The term of the first class of directors, consisting of Jonathan L. Steinberg and E. Drake Mosier, will expire on the date of this year's Annual Meeting. The term of the second class of directors, consisting of Bruce L. Sokoloff and Peter M. Ziemba, will expire in 2001 and the term of the third class of directors, consisting of S. Christopher Meigher III, will expire in 2002. In each case, each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

     Two persons will be elected at the Annual Meeting to serve as directors for a term of three years. The Company has nominated Jonathan L. Steinberg and E. Drake Mosier as the candidates for election. Unless authority is withheld, the proxies solicited by management will be voted "FOR" the election of these nominees. In case either of the nominees becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Information About Nominees

     Jonathan L. Steinberg is 35 years old. Mr. Steinberg founded the Company and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1988. In addition, Mr. Steinberg is the Editor-in-Chief of each of the Company's publications. From August 1986 to August 1988, Mr. Steinberg was employed as an analyst in the Mergers and Acquisitions Department of Bear, Stearns & Co. Inc., an investment banking firm. Mr. Steinberg is a nephew by marriage of Bruce L. Sokoloff, a director of the Company.

     E. Drake Mosier is 33 years old and has served as a director of the Company since December 1999. In January 1995, Mr. Mosier founded 401k Forum, Inc., the predecessor to mPower, Inc., which provides online, institutional quality investment advice for non-high net worth retail investors. From August 1995 until November 1999, Mr. Mosier served as Chairman of the Board of Directors and Chief Executive Officer and since November 1995 has served as Vice Chairman of mPower, Inc. and as Chairman of the Board and Chief Executive Officer of mPower Europe, Ltd. Prior to founding mPower, Mr. Mosier worked at Salomon Smith Barney, Inc. designing and managing institutional 401(k) plans.

Information About Other Directors

     Each of the directors named in the following table will continue in office after the Annual Meeting and until his term expires in the year indicated and his successor is elected and qualified:

                                               Term           Served as
Name                               Age      Expires In      Director Since    Principal Occupation
----                               ---      ----------      --------------    --------------------
Bruce L. Sokoloff                  51          2001              1989         Senior Vice President - Administration,
                                                                              Reliance Group Holdings, Inc.

Peter M. Ziemba                    42          2001              1996         Partner, Graubard Mollen & Miller

S. Christopher Meigher, III        53          2002              1998         Chief Executive Officer, Quest Media, LLC

     Bruce L. Sokoloff has served as Senior Vice President - Administration of Reliance Group Holdings, Inc., the holding company for several insurance and financial services corporations, for more than five years and has been employed at Reliance Group Holdings, Inc. since 1973. Mr. Sokoloff is an uncle by marriage of Jonathan L. Steinberg.

     Peter M. Ziemba is an attorney and has been a partner of the law firm Graubard Mollen & Miller for more than five years and has been employed there since 1982. Graubard Mollen & Miller is outside general counsel to the Company.

     S. Christopher Meigher III is 53 years old and has served as a director of the Company since June 1998. Mr. Meigher has served as Chairman and Chief Executive Officer of Quest Media, LLC, a magazine publisher, since March 2000. From November 1992 until February 2000, Mr. Meigher served as Chairman, Chief Executive Officer and General Partner of Meigher Communications, L.P., a magazine publisher. Prior thereto, Mr. Meigher was employed by Time Inc. for 23 years and served in numerous senior management positions, including serving as President of Time Inc.'s New York Magazine Division from 1990 to 1992.

Other Executive Officers

Name                      Age   Position
----                      ---   ---------

Brette E. Popper           42   President and Chief Operating Officer

David H. Allen             44   Vice President and Chief Financial Officer

Gregory E. Barton          38   Vice President - Business Development and Legal
                                Affairs, General Counsel and Secretary

Henry G. Clark             55   Vice President - Finance

     Brette E. Popper has been President and Chief Operating Officer since September 1998. From March 1998 until she joined the Company, Ms. Popper was engaged as a marketing, advertising and management consultant by several publishing companies. From January 1997 until February 1998 she served as President of Quest Magazine and Vice President Business Development for Meigher Communications, L.P., for whom she had performed consulting services since September 1996. From 1985 until August 1996, Ms. Popper held various advertising sales and management positions at USA Weekend, a division of Gannett Co., Inc., including serving as President and Publisher of USA Weekend from October 1990 to August 1996.

     David H. Allen has been Vice President and Chief Financial Officer since September 1999. From January 1999 until August 1999, Mr. Allen served as Vice President, Investor Relations and Treasurer of Infoseek Corporation, an Internet portal company that operates Go Network (go.com). From 1989 to 1999, Mr. Allen served as Treasurer and Senior Director - Investor Relations of Komag, Incorporated, a manufacturer of computer hard disks.

     Gregory E. Barton has been Vice President-Business Development and Legal Affairs since November 1999, was Vice President - Business and Legal Affairs from September 1998 to November 1999, has been General Counsel since September 1998 and Secretary since June 1999. From September 1996 until August 1998, Mr. Barton served as Vice President-Corporate and Legal Affairs and General Counsel of Alliance Semiconductor Corporation, a manufacturer of integrated circuits, and from May 1995 until September 1996 served as General Counsel of Alliance. From 1986 to 1993, Mr. Barton had been an associate in the New York office of the law firm Gibson, Dunn & Crutcher.

     Henry G. Clark has been Vice President-Finance since June 1998, was Controller from November 1995 until June 1998, and was Secretary from June 1998 until June 1999. From January 1995 until October 1995 Mr. Clark was a self-employed financial consultant. Mr. Clark was Chief Financial
Officer/Controller of Seventh Generation, Inc. from July 1990 to March 1992 and then again from May 1993 to December 1994. Mr. Clark is a Certified Public Accountant.

Board of Directors' Meetings and Committees

     During 1999, the Board of Directors met six times. The Company has standing audit and stock option committees of the Board of Directors. The Company does not have a standing nominating committee.

     The audit committee was established in June 1996 and is currently comprised of Bruce L. Sokoloff, Peter M. Ziemba and S. Christopher Meigher. The function of the audit committee is to recommend annually to the Board of Directors the appointment of the independent auditors of the Company; review with the independent auditors the scope of the annual audit and review their report relating thereto; review with the independent auditors the accounting practices and policies of the Company; review with the internal accountants and independent auditors the overall accounting and financial controls of the Company; be available to independent auditors during the year for consultation; and review related party transactions by the Company on an ongoing basis and review potential conflicts of interest situations where appropriate. The audit committee held two meetings in 1999.

     The stock option committee of the Board of Directors is responsible for administering the Company's 1991 Stock Option Plan ("1991 Plan"), the 1993 Stock Option Plan ("1993 Plan"), the 1996 Performance Equity Plan ("1996 Plan") and the 2000 Performance Equity Plan ("2000 Plan"), each of which is discussed below. The stock option committee currently consists of Jonathan L. Steinberg and Bruce L. Sokoloff. During 1999, the stock option committee acted by unanimous written consent on numerous occasions.

Director Compensation

     Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for all reasonable costs incurred in attending meetings of the Board of Directors. Pursuant to the 1996 Plan, directors who are not employees of the Company receive automatic grants of stock options upon their election or appointment as a director and upon each re-election as a director. Each stock option is for 30,000 shares of Common Stock and vests at the rate of 10,000 shares of Common Stock per year after an equal period of service, and once vested, remain exercisable until the tenth anniversary of the date of grant unless the director ceases to be a director for reason other than death, in which case a shorter exercise period may apply. Each option is exercisable per share at the fair market value per share on the date of grant. Notwithstanding the foregoing, if the director eligible for an award of a stock option is re-elected as a director and has not yet served as a director of the Company for a term of three full years, the award of the stock option will be modified as follows: (A) the number of shares of Common Stock that may be acquired under the stock option will be reduced to (1) 20,000 shares of Common Stock if the director has served as a director more than two years, but less than three years, (2) 10,000 shares of Common Stock if the director has served as a director more than one year, but less than two years, and (3) if the director has served less than one year as a director, no stock option will be awarded; and (B) the stock option will be exercisable by the director as to 10,000 shares of Common Stock on each of the second and third anniversaries of his re-election or re-appointment as a director if the stock option represents the right to acquire 20,000 shares of Common Stock and the stock option will be exercisable by the director as to 10,000 shares of Common Stock on the third anniversary of his re-election or re-appointment as a director if the stock option represents the right to acquire 10,000 shares of Common Stock. In 1999, the shares of Common Stock reserved under the 1996 Plan were fully utilized and the Company continued this compensation structure outside of the 1996 Plan in connection with the appointment of E. Drake Mosier as a director.

Executive Compensation

     The following table sets forth the compensation for the three fiscal years ended December 31, 1999, for the Company's Chief Executive Officer and each other executive officer whose compensation exceeded $100,000 for the fiscal year ended December 31, 1999.

                                               SUMMARY COMPENSATION TABLE

                                                              Annual Compensation           Long-Term Compensation
                                                             --------------------           ----------------------
                                                                                          Number of        All Other
Name and Principal Position                       Year        Salary ($)    Bonus ($)     Options (#)    Compensation ($)
---------------------------                       ----        ---------    ----------     -----------    ---------------
Jonathan L. Steinberg,                            1999        230,000        --             --               --
  Chief Executive Officer                         1998        230,000        --             --               --
  Chief Executive Officer                         1997        230,000        --             --               --

Brette E. Popper                                  1999        225,000        --            25,000            --
   President and Chief Operating Officer          1998         67,356(1)     --           250,000            --
                                                  1997          --           --             --               --

David H. Allen                                    1999         63,718(2)    50,000        175,000            --
   Vice President and Chief Financial Officer     1998          --           --             --               --
                                                  1997          --           --             --               --

Gregory E. Barton                                 1999        200,000        --            25,000            --
   Vice President - Business and Legal            1998         64,872(3)     5,000        150,000            --
    Affairs, General Counsel and Secretary        1997          --           --             --               --

Henry G. Clark                                    1999        128,410        --             5,000            --
   Vice President - Finance                       1998        113,083        --            75,000            --
                                                  1997         90,000        --            10,000            --
                                               -------------------------------------- -----------------------------------

(1) Ms. Popper's employment with the Company began on September 11, 1998 at an annual base salary of $225,000. Pursuant to the employment agreement, Ms. Popper was paid a total of $67,356 of salary in 1998.

(2) Mr. Allen's employment with the Company began on September 6, 1999 at an annual base salary of $200,000. Pursuant to the employment agreement, Mr. Allen was paid a total of $63,718 of salary and $50,000 as a sign- on bonus in 1999.

(3) Mr. Barton's employment with the Company began on September 11, 1998 at an annual base salary of $200,000. Pursuant to the employment agreement, Mr. Barton was paid a total of $64,872 of salary and $5,000 as a sign-on bonus in 1998.

Compensation Arrangements for Current Executive Officers

     Jonathan L. Steinberg does not have a written employment agreement and since 1997 he has received an annual base salary of $230,000.

     Brette E. Popper currently receives an annual base salary of $225,000. The Company has agreed to pay Ms. Popper a maximum annual bonus of $300,000, portions of which are dependent upon the Company's print revenue, online revenue and print profitability, respectively, attaining certain levels. Ms. Popper was previously employed pursuant to a written employment agreement which expired on December 31, 1999. In connection with her employment, on September 14, 1998, the Company granted to Ms. Popper ten-year options to purchase 250,000 shares of the Company's Common Stock with an exercise price of $1.1875 per share (the fair market value of the Common Stock on the date of grant). The options vest as to 62,500 shares on September 14 in each of 1999, 2000, 2001 and 2002. The options provide that the event of a change in control of the Company, all such options not yet vested shall vest and become immediately exercisable.

     The Company employs David H. Allen pursuant to a written employment agreement which provides for an annual base salary of $200,000. Mr. Allen also received a sign-on bonus of $50,000 in 1999. The Company has agreed to pay Mr. Allen a maximum annual bonus of $200,000 which is dependent upon the Company obtaining certain amounts of debt or equity financing and the Company's market capitalization attaining certain levels for certain periods of time. Although the agreement does not have a specific term of employment, if Mr. Allen is either terminated without cause or his job responsibilities or titles are materially diminished and he resigns, the Company will pay Mr. Allen a severance payment equal to nine month's salary and will make monthly contributions for a period of twelve months to Mr. Allen's COBRA medical insurance premiums in an amount equal to the monthly contributions that the Company would have made had Mr. Allen's employment not been terminated. Pursuant to his agreement, the Company loaned Mr. Allen $50,000 with interest at the applicable Federal Rate. The agreement provides that on each of September 6, 2000 and September 6, 2001, the Company will forgive one-half of the outstanding principal balance, plus accrued interest, based upon Mr. Allen's continued employment. If Mr. Allen resigns or the Company terminates his employment for cause prior to September 6, 2001, Mr. Allen must repay the outstanding balance of the loan. If Mr. Allen's payment is received within thirty days of his termination, the Company agreed to forgive the interest accrued thereon. If the Company terminates Mr. Allen's employment without cause, the Company agreed to forgive the loan balance and accrued interest. Additionally, the Company agreed to reimburse certain of Mr. Allen's relocation expenses up to an aggregate of $14,000. In connection with his employment, on September 6, 1999, Mr. Allen was granted ten-year options to purchase 175,000 shares of the Company's Common Stock with an exercise price of $2.625 per share (the fair market value of the Common Stock on the date of the grant). The options vest as to 43,750 shares on September 6, 2000 and as to the remaining shares at the rate of one thirty-sixth of such shares each month thereafter. The options provide that in the event of a change in control of the Company, all options not yet vested shall vest and become immediately exercisable.

     The Company employs Gregory E. Barton pursuant to a written employment agreement without a specific term of employment which provides for an annual base salary of $200,000. Mr. Barton also received a sign-on bonus of $5,000 in 1998. In connection with his employment, on September 14, 1998, Mr. Barton was granted ten-year options to purchase 150,000 shares of the Company's Common Stock with an exercise price of $1.1875 per share (the fair market value of the Common Stock on the date of the grant). The options vest as to 37,500 shares on September 14 in each of 1999, 2000, 2001 and 2002. In the event of a change of control of the Company, all such options not yet vested shall vest and become immediately exercisable.

     Henry G. Clark does not have a written employment agreement and he presently receives an annual base salary of $131,250.

Option Grants

     The following table sets forth the stock options granted in the last fiscal year to the Company's executive officers identified in the Summary Compensation Table above.

                                               OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                                                Potential
                                                                                                             Realizable Value
                                                  Percent of                                                    at Assumed
                                                     Total                                                   Annual Rates of
                               Number of            Options                                                    Stock Price
                              Securities          Granted to                                                 Appreciation for
                              Underlying          Employees in        Exercise                                  Option
                                Options           Fiscal Year           Price           Expiration            Term(1) ($)
Name of Executive             Granted (#)             (%)            Per Share ($)          Date                5%            10%
------------------            -----------         ------------      -------------        ----------            ---           ----
Jonathan L. Steinberg             --                  --                 --                  --                 --            --

Brette E. Popper                25,000                2.7               3.0625            11/15/09            48,150       122,021

David H. Allen                 175,000               18.8               2.625              8/13/09           288,898       732,125

Gregory E. Barton               25,000                2.7               3.0625            11/15/09            48,150       122,021

Henry G. Clark                   5,000                0.5               2.53125            8/31/09             7,959        20,171


(1) The above information concerning five percent and ten percent assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that there will be appreciation of the stock price over the option term or that the optionee will realize any gains with respect to the options.

     The following table sets forth the fiscal year end option values of outstanding options at December 31, 1999 and the dollar value of unexercised, in-the-money options for the Company's executive officers identified in the Summary Compensation table above.

                                        AGGREGATED FISCAL YEAR END OPTION VALUES

                                                                                     Dollar Value of Unexercised
                                   Number of Securities Underlying               in-the-Money Options at Fiscal Year
                               Unexercised Options at Fiscal Year End:                         End(1)
                               ----------------------------------------          ------------------------------------
Name                            Exercisable (#)         Unexercisable (#)       Exercisable ($)      Unexercisable ($)
----                           ----------------         -----------------       ---------------      -----------------
Jonathan L. Steinberg              680,000                    --                   1,445,000                 --
Brette E. Popper                    62,500                  212,500                  136,719               417,969
David H. Allen                        --                    175,000                    --                  131,250
Gregory E. Barton                   37,500                  137,500                   82,031               253,906
Henry G. Clark                      49,417                   70,583                  105,011               143,583


(1) These values are based on the difference between the closing sale price of the Common Stock on December 31, 1999 ($3.375) and the exercise prices of the options, multiplied by the number of shares of Common Stock subject to the options.

Stock Option Plans

1991 Plan

     In 1991, the Company adopted the 1991 Plan covering 200,000 shares of the Company's Common Stock pursuant to which officers, directors and key employees of the Company are eligible to receive incentive or non- qualified stock options. The 1991 Plan, which expires in October 2001, is administered by the Stock Option Committee of the Board of Directors pursuant to the powers delegated to it by the Board of Directors. To the extent permitted under the express provisions of the 1991 Plan, the Stock Option Committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of options and administration of the 1991 Plan in order to attract and retain persons instrumental to the success of the Company.

1993 Plan

     In 1993, the Company adopted the 1993 Plan covering 500,000 shares of the Company's Common Stock pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. The 1993 Plan will terminate at such time as no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until February 16, 2003. The 1993 Plan is administered by the Stock Option Committee pursuant to the powers delegated to it by the Board of Directors. To the extent permitted under the provisions of the 1993 Plan, the Stock Option Committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of awards and administration of the 1993 Plan in order to attract and retain persons instrumental to the success of the Company.

1996 Plan

     In 1996, the Company adopted the 1996 Plan covering 1,000,000 shares of the Company's Common Stock pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. The 1996 Plan will terminate at such time as no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until March 18, 2006. The 1996 Plan is administered by the Stock Option Committee pursuant to the powers delegated to it by the Board of Directors. To the extent permitted under the provisions of the 1996 Plan, the Stock Option Committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of awards and administration of the 1996 Plan in order to attract and retain persons instrumental to the success of the Company.

1996 Management Incentive Plan

     In 1996, the Company adopted the 1996 Management Incentive Plan ("Management Incentive Plan") covering 500,000 shares of the Company's Common Stock, pursuant to which executives of the Company or its subsidiaries are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock related options and other stock based awards. The Management Incentive Plan will terminate at such time as no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until November 4, 2006. The Management Incentive Plan is administered by the Board of Directors. Pursuant to the Management Incentive Plan, the Board of Directors has authority to determine the selection of participants, allotment of shares, price and other conditions of purchase of awards and administration of the Management Incentive Plan.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the sections below entitled "Report of the Board of Directors and Stock Option Committee Concerning Compensation of Executive Officers" and "Stock Price Performance Graph" shall not be incorporated by reference into any such filings or into any future filings, and the sections below entitled "Report of the Board of Directors and Stock Option Committee Concerning Compensation of Executive Officers" and "Stock Price Performance Graph" shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

                        REPORT ON EXECUTIVE COMPENSATION

Report of the Board of Directors and Stock Option Committee Concerning Compensation of Executive Officers

     The Board of Directors (the "Board") sets the base salary of the Company's executive officers and approves individual bonuses, if any, for executive officers. The Stock Option Committee of the Board (the "Committee") administers the Company's 1991 Plan, 1993 Plan, 1996 Plan and 2000 Plan. The Board administers the Management Incentive Plan. (The 1991 Plan, the 1993 Plan, the 1996 Plan, the 2000 Plan and the Management Incentive Plan shall be referred to collectively as the "Plans.") The Company may grant, either pursuant to the Plans or outside of the Plans, various stock and stock-based awards, including stock options. To date, the Company has not granted stock or stock- based awards other than stock options to its Executive officers. The following is a summary of policies of the Board and the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     GENERAL COMPENSATION POLICY. The Board's and the Committee's policy is to offer competitive compensation opportunities for executive officers based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is comprised of two primary elements: (i) base salary that reflects individual performance and is established so as to be competitive with salary levels in the industry and for companies of comparable size and (ii) stock-based awards, typically stock options, designed to provide a long-term incentive for the executive officers that is tied to improved long-term performance of the Company and stockholder value. In certain instances, the Company has also paid cash bonuses. In connection with the employment of the Company's President and Chief Operating Officer, the Company will pay her a maximum annual bonus of $300,000, portions of which are dependent upon the Company's print revenue, online revenue and print profitability, respectively, attaining certain levels. In connection with the hiring of the Company's Chief Financial Officer in 1999, the Company paid him a $50,000 sign-on bonus and agreed to pay him a maximum annual bonus of $200,000, portions of which are dependent upon the Company raising financing and trading at certain market capitalizations for certain periods of time. In addition, the Company has in the past, and may in the future, award cash bonuses to some or all of its executive officers, based upon their individual performance, the performance of the Company and their contribution to the Company's performance. Other than the bonuses described above, the Company did not award or agree to award any cash bonuses to executive officers during the past fiscal year.

     FACTORS. Several factors considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Board and Committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

     * Base Salary. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the media industry, and internal comparability considerations. No specific weight is attached to these factors. The Board believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section entitled "Stock Price Performance Graph" below.

     * Stock-Based Incentive Compensation. The Board and Committee approve periodic grants of stock options to each of the Company's executive officers and others, under the Plans and, in the case of the Board, outside of the Plans as well. These grants are designed to provide a strong incentive for executive officers and other employees to work for the long-term success of the Company and to increase the Company's ability to retain the services of its executive officers and employees. The vesting schedules of options granted (historically three to five years from the date of grant) encourage a long-term commitment to the Company by its executive officers and other optionees. Each grant generally allows the optionee to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, ten years from the grant date, or a shorter period if the optionee ceases to be employed by the Company), thus providing a return to the optionee if the market price of the shares appreciates over the option term. The size of each option grant is set at a level that the Board or Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Board and Committee periodically review the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon such factors and the past performance of the executive officer.

     * Cash Bonuses. Other than in connection with the hiring of the executive officers described above, the Company did not pay a cash bonus to any executive officer during the past year. The Company does not currently have a formal cash bonus program for executive officers other than the specific negotiated plans for Ms. Popper and Mr. Allen described above, but the Board may consider the desirability of granting cash bonuses to executive officers from time to time. The Board would consider the following factors: the officer's personal performance, the Company's performance, the officer's contribution to the Company's performance, and whether a bonus would be useful in retaining the services of the officer in light of competing employment opportunities for the officer.

     CEO COMPENSATION. In setting the compensation payable during 1999 to the Company's Chief Executive Officer, Jonathan L. Steinberg, the Board used the same factors described above for the executive officers. Mr. Steinberg received the same salary in 1999 as he did in 1998, he did not receive a cash bonus and he was not issued any stock-based incentive compensation.

Submitted by the Board and the Committee:

Jonathan L. Steinberg (Chairman, Member of Stock Option Committee)
S. Christopher Meigher, III
E. Drake Mosier
Bruce L. Sokoloff (Member of Stock Option Committee)
Peter M. Ziemba

Compensation Committee Interlocks and Insider Participation

     The Board does not have a standing compensation committee. The only member of the Board who is an officer of the Company is the Chairman, Jonathan L. Steinberg. Peter M. Ziemba is a partner of Graubard Mollen & Miller, which firm is the Company's outside general counsel.

Stock Price Performance Graph

     The graph below compares the cumulative total return of the Company's Common Stock from December 31, 1994 to December 31, 1999 with the cumulative total return of the Russell 2000 Index and the Dow Jones Publishing Index. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                            INDIVIDUAL INV GROUP INC

                                         Cumulative Total Return
                              ------------------------------------------------
                              12/94   12/95   12/96   12/97   12/98   12/99
INDIVIDUAL INVESTOR
GROUP, INC.                   100.00  156.92  178.46  153.85   83.08   83.08

RUSSELL 2000                  100.00  127.49  154.73  203.91  190.75  187.92

DOW JONES PUBLISHING          100.00  123.14  142.53  210.13  223.36  277.59


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten- percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten-percent stockholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the Company's fiscal year ended December 31, 1999, all its officers, directors and ten-percent stockholders complied with the Section 16(a) reporting requirements.

                           PROPOSAL 2: TO APPROVE THE
                          2000 PERFORMANCE EQUITY PLAN

     On February 10, 2000, the Board of Directors adopted the 2000 Plan subject to shareholder approval at the Annual Meeting. The Board of Directors believes that in order to continue to attract and retain directors, officers, employees and consultants of the highest caliber, provide increased incentive and to continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide directors, officers, employees and consultants of the Company an opportunity to acquire a proprietary interest in the Company.

Summary of the 2000 Plan

     The following summary of the 2000 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the 2000 Plan, a copy of which is annexed to this Proxy Statement as Appendix A.

     Administration

     The 2000 Plan is administered by the Board or, at its discretion, by the Company's Stock Option Committee or such other committee as may be designated by the Board (the "Committee"). All references herein to "Committee" shall mean the Committee or the Board. The Committee has full authority, subject to the provisions of the 2000 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards (collectively, "Awards"). Subject to the provisions of the 2000 Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders" or "Participants"), the specific type of Awards to be granted (e.g., Stock Options, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the "Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, and the determination by the Committee of any questions arising under, the 2000 Plan or any rule or regulation established by the Committee pursuant to the 2000 Plan, shall be final and binding on all persons interested in the 2000 Plan. Awards under the 2000 Plan are evidenced by agreements.

     Stock Subject to the 2000 Plan

     The 2000 Plan authorizes the granting of Awards whose exercise would allow up to an aggregate of 1,000,000 shares of Common Stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 2000 Plan, the number of shares of Common Stock authorized by the 2000 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a merger, reorganization, consolidation, dividend (other than a cash dividend) payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of an Award which results in a change in the shares of Common Stock of the Company. The shares of Common Stock acquirable pursuant to the Awards will be made available, in whole or in part, from authorized and unissued shares of Common Stock or treasury shares of Common Stock. If any Award granted under the 2000 Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the 2000 Plan.

     Eligibility

     Subject to the provisions of the 2000 Plan, Awards may be granted to directors, officers, employees and consultants who are deemed to have rendered or to be able to render significant services to the Company and who are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Options, as hereinafter defined, may be awarded only to persons who, at the time of grant of such awards, are employees of the Company.

     Types of Awards

     Options. The 2000 Plan provides both for "Incentive" stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Non-Qualified Stock Options"), both of which may be granted with any Other Stock-Based Award, as hereinafter defined, under the 2000 Plan. The Committee determines the exercise price per share of Common Stock purchasable under an Incentive or Non-Qualified Stock Option (collectively, "Stock Options"). The exercise price of Non-Qualified Options may be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. The exercise price of Incentive Stock Options may not be less than 100% of the fair market value on the day of the grant (or, in the case of an Incentive Stock Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). In the case of an Incentive Stock Option, the aggregate fair market value (on the date of grant of the Stock Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year shall not exceed $100,000. An Incentive Stock Option may only be granted within a ten-year period from the date the 2000 Plan is adopted and approved and may only be exercised within ten years from the date of the grant (or within five years in the case of an Incentive Stock Option granted to a person who, at the time of the grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). Subject to any limitations or conditions the Committee may impose, Stock Options may be exercised, in whole or in part, at any time during the term of the Stock Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in securities of the Company, or in combination thereof.

     Stock Options granted under the 2000 Plan are exercisable only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder's guardian or legal representative) during his or her lifetime. Stock Options granted under the 2000 Plan may not be transferred other than by will or by the laws of descent and distribution.

     Generally, if the Holder is an employee, no Stock Options, or any portion thereof, granted under the 2000 Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Stock Options were granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her Stock Options for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Stock Option, whichever period is shorter. Similarly, should a Holder die while in the employment of the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's Stock Options for a period of one year from the date of his or her death (or such other greater or lesser period as the Committee specifies at the time of grant) or until the expiration of the stated term of the Stock Option, whichever period is shorter. If the Holder's employment is terminated for any reason other than death or disability, the Stock Option shall automatically terminate, except that if the Holder's employment is terminated by the Company without cause or due to normal retirement (upon attaining the age of 65), then the portion of any Stock Option that has vested on the date of termination may be exercised for the lesser of three months after termination or the balance of the Stock Option's term (or such other greater or lesser or period as the Committee may specify at the time of grant).

     Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") to Participants who have been, or are being, granted Stock Options under the 2000 Plan as a means of allowing such Participants to exercise their Stock Options without the need to pay the exercise price in cash. In conjunction with Non-Qualified Stock Options, SARs may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In conjunction with Incentive Stock Options, SARs may be granted only at the time of the grant of such Incentive Stock Options. An SAR entitles the Holder thereof to surrender to the Company all or a portion of a Stock Option in exchange for a number of shares Common Stock determined by dividing the excess of the fair market price per share of Common Stock on the exercise date over the exercise price per share (as specified by the related Stock Option) by the fair market value of the Stock Option on the date the SAR is exercised.

     Restricted Stock. The Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the persons to whom grants of Restricted Stock are made, the number of shares to be awarded, the price (if any) to be paid for the Restricted Stock by the person receiving such stock from the Company, the time or times within which awards of Restricted Stock may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Restricted Stock awards.

     Restricted Stock awarded under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Restriction Period. Other than regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock during the Restriction Period. A breach of any restriction regarding the Restricted Stock will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto. Except for the foregoing restrictions, the Holder shall, even during the Restriction Period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute on such Restricted Stock and the right to vote such shares.

     In order to enforce the foregoing restrictions, the 2000 Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of the Company until the restrictions on such shares have terminated and all vesting requirements with respect to the Restricted Stock have been fulfilled.

     Deferred Stock. The Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the eligible persons to whom, and the time or times at which, Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of such Deferred Stock Awards.

     Deferred Stock awards granted under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Deferral Period. The Holder shall not have any rights of a shareholder until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The Holder may request to defer the receipt of a Deferred Stock award for an additional specified period or until a specified event. Such request must generally be made at least one year prior to the expiration of the Deferral Period for such Deferred Stock award.

     Stock Reload Options. The Committee may grant Stock Reload Options to a Holder who tenders shares of Common Stock to pay the exercise price of a Stock Option ("Underlying Option"), and arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A Stock Reload Option permits a Holder, who exercises a Stock Option by delivering stock owned by the Holder for a minimum of six months, to receive back from the Company a new Stock Option (at the current market price) for the same number of shares delivered to exercise the Option. The Committee determines the terms, conditions, restrictions and limitations of the Stock Reload Options. The exercise price of Stock Reload Options shall be the fair market value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and expires on the expiration date of the Underlying Option.

     Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the 2000 Plan, including purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Subject to the terms of the 2000 Plan, the Committee has complete discretion to determine the terms and conditions applicable to Other Stock- Based Awards. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the 2000 Plan or any other plan of the Company.

     Competition with the Company; Disclosure of Confidential Information

     If a Holder's employment with the Company or a subsidiary is terminated for any reason whatsoever, and within 18 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company's policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated.

     Withholding Taxes

     Upon the exercise of any Award granted under the 2000 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the 2000 Plan and at the discretion of the Company, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

     Agreements; Transferability

     Stock Options, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Awards and SARs granted under the 2000 Plan will be evidenced by agreements consistent with the 2000 Plan in such form as the Committee may prescribe. Neither the 2000 Plan nor agreements thereunder confer any right to continued employment upon any Holder of a Stock Option, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Award or SAR. Further, all agreements will provide that the right to exercise Stock Options, receive Restricted Stock after the expiration of the Restriction Period or Deferred Stock after the expiration of the Deferral Period, receive payment under Other Stock-Based Awards, or exercise an SAR cannot be transferred except by will or the laws of descent and distribution.

     Term and Amendments

     Unless terminated by the Board, the 2000 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 2000 Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the date the 2000 Plan becomes effective. The Board may at any time, and from time to time, amend the 2000 Plan, provided that no amendment shall be made which would impair the rights of a Holder under any agreement entered into pursuant to the 2000 Plan without the Holder's consent.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of participation in the 2000 Plan is only a summary of the general rules applicable to the grant and exercise of Stock Options and other Awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 2000 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

     Incentive Stock Options

     The Participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Stock Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

     Non-Qualified Stock Options

     With respect to Non-Qualified Stock Options (i) upon grant of the Stock Option, the Participant will recognize no income (provided that the exercise price was not less than the fair market value of the Company's Common Stock on the date of grant), (ii) upon exercise of the Stock Option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Participant held the shares.

     If the shares acquired upon exercise of a Non-Qualified Stock Option are subject to a substantial risk of forfeiture, the Participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Participant timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

     Stock Appreciation Rights

     Upon the grant of a SAR, the Participant recognizes no taxable income and the Company receives no deduction. The Participant recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

     Restricted Stock

     A Participant who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A Participant's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16
(b) of the Exchange Act. The holding period to determine whether the Participant has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

     A Participant may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock (determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Participant makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

     On a disposition of the shares, a Participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

     Whether or not the Participant makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Participant, in its taxable year in which such income is included in the Participant's gross income. The income recognized by the Participant will be subject to applicable withholding tax requirements.

     Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the Participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Participant, but will not be deductible by the Company.

     Deferred Stock

     A Participant who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the Participant does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."

     Other Stock-Based Awards

     The federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
        VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO APPROVE THE 2000 PLAN

                              INDEPENDENT AUDITORS

     The Company anticipates that it will select Deloitte & Touche LLP as its independent auditors for the year ending December 31, 2000, although no formal recommendation has been made to the Company's Board of Directors by its audit committee as of the date of this Proxy Statement. A representative of Deloitte & Touche LLP, the auditors of the Company for the year ended December 31, 1999, is expected to be present at the meeting with an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

     The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock.

                    2001 ANNUAL MEETING STOCKHOLDER PROPOSALS

     In order for any stockholder proposal to be presented at the Annual Meeting of Stockholders to be held in 2001 or to be eligible for inclusion in the Company's Proxy Statement for such meeting, it must be received by the Company at its principal executive offices in New York, New York, by January 17, 2001. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2001 Annual Meeting of Stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in New York, New York, not later than April 2, 2001.

                                  OTHER MATTERS

     The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                      By Order of the Board of Directors


                                      Gregory E. Barton
                                      Secretary

New York, New York
May 17, 2000

                                                                     Appendix A

                             Approved by Board of Directors on February 10, 2000
                                  Approved by Stockholders on June        , 2000


                         INDIVIDUAL INVESTOR GROUP, INC.
                         -------------------------------

                          2000 Performance Equity Plan

Section 1. Purpose; Definitions.

     1.1 Purpose. The purpose of the Individual Investor Group, Inc. 2000 Performance Equity Plan is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

     1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

          (e) "Common Stock" means the Common Stock of the Company, $.01 par value per share.

          (f) "Company" means Individual Investor Group, Inc., a corporation organized under the laws of the State of Delaware.

          (g) "Deferred Stock" means Common Stock to be received, under an award made pursuant to Section 8, below, at the end of a specified deferral period.

          (h) "Disability" means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

          (i) "Effective Date" means the date set forth in Section 11.1, below.

          (j) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of grant of an award hereunder, as reported by the exchange or Nasdaq, as the case may be;
(ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of grant of an award hereunder for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

          (k) "Holder" means a person who has received an award under the Plan.

          (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (n) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

          (o) "Other Stock-Based Award" means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

          (p) "Parent" means any present or future "parent corporation" of the Company, as such term is defined in Section 424(e) of the Code.

          (q) "Plan" means the Individual Investor Group, Inc. 2000 Performance Equity Plan, as hereinafter amended from time to time.

          (r) "Restricted Stock" means Common Stock, received under an award made pursuant to Section 7, below, that is subject to restrictions under said Section 7.

          (s) "SAR Value" means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

          (t) "Stock Appreciation Right" means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

          (u) "Stock Option" or "Option" means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

          (v) "Stock Reload Option" means any option granted under Section 5.3 of the Plan.

          (w) "Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code.

Section 2. Administration.

     2.1 Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board.

     2.2 Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

          (a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

          (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

          (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

          (d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any Subsidiary outside of this Plan;

          (e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

          (f) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder; and

          (g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms.

     2.3 Interpretation of Plan.

          (a) Committee Authority. Subject to Section 10, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

          (b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3. Stock Subject to Plan.

     3.1 Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,000,000 shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan.

     3.2 Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, dividend (other than a cash dividend) payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of an award which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4. Eligibility.

     Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

Section 5. Stock Options.

     5.1 Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

     5.2 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

          (a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company ("10% Stockholder").

          (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may be less than 100% of the Fair Market Value on the day of grant; provided, however, that the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the day of grant and, if granted to a 10% Stockholder, shall not be less than 110% of the Fair Market Value on the day of grant.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

          (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock
Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

          (e) Transferability. Except as may be set forth in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder's guardian or legal representative).

          (f) Termination by Reason of Death. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (g) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (h) Other Termination. Subject to the provisions of Section 12.3, below, and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder's employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

          (i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

          (j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

     5.3 Stock Reload Option. If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option ("Underlying Option"), and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes ( but only if such shares were held by the Holder for at least six months). Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee, from time to time. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Underlying Option to which the Reload Option is related.

Section 6. Stock Appreciation Rights.

     6.1 Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been, or are being granted, Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

     6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

          (a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code, with respect to related Incentive Stock Options.

          (b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related
Stock Option.

          (c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

          (d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock.

     7.1 Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture ("Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

     7.2 Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

          (a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

          (b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

          (c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and
(ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Deferred Stock.

     8.1 Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period ("Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

     8.2 Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

          (a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

          (b) Rights of Holder. A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

          (c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

          (d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event ("Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 9. Other Stock-Based Awards.

     Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10. Amendment and Termination.

     The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder's consent.

Section 11. Term of Plan.

     11.1 Effective Date. The Plan shall be effective as of February 10, 2000, subject to the approval of the Plan by the Company's stockholders within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

     11.2 Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the Effective Date.

Section 12. General Provisions.

     12.1 Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms, of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

     12.2 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

     12.3 Employees.

          (a) Engaging in Competition With the Company; Disclosure of Confidential Information. If a Holder's employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 18 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company's policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated.

          (b) Termination for Cause. The Committee may, if a Holder's employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated.

          (c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

     12.4 Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company's securities.

     12.5 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

     12.6 Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

     12.7 Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

     12.8 Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

     12.9 Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

     12.10 Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

     12.11 Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

     12.12 Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq SmallCap Market.

                     INDIVIDUAL INVESTOR GROUP, INC. - PROXY
                       Solicited by the Board of Directors
                 for Annual Meeting to be held on June 21, 2000

          The undersigned Stockholder(s) of INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation ("Company"), hereby appoints Jonathan L. Steinberg and Brette E. Popper, or either of them, with full power of substitution and to
P act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 21, 2000 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

R    1. Election of the following Directors:

        FOR all nominees listed below, except      WITHHOLD AUTHORITY to vote
          as marked to the contrary below  |_|     for all nominees listed
                                                   below  |_|
O
             Jonathan L. Steinberg and E. Drake Mosier

     INSTRUCTIONS: To withhold authority to vote for any individual nominee,
X                  write that nominee's name in the space below.

                   __________________________________________

     2. To approve the 2000 Performance Equity Plan.
Y
            FOR    |_|           AGAINST    |_|         ABSTAIN    |_|

     3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

        |_|      I plan to attend the Annual Meeting.

                                        Date ________________________, 2000


                                        ------------------------------------
                                        Signature

                                        ------------------------------------
                                        Signature if held jointly

                                        Please sign exactly as name appears
                                        above. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.